EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-C26 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the RTL Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the RTL Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the RTL Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Arundel Mills and Marketplace Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Arundel Mills and Marketplace Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Arundel Mills and Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Arundel Mills and Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Arundel Mills and Marketplace Mortgage Loan, BellOak, LLC, as Operating Advisor for the Arundel Mills and Marketplace Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Arundel Mills and Marketplace Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Woodfield Mall Mortgage Loan, KeyBank National Association, as Special Servicer for the Woodfield Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Woodfield Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Woodfield Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Woodfield Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Rhino Portfolio 3 Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Rhino Portfolio 3 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rhino Portfolio 3 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rhino Portfolio 3 Mortgage Loan, BellOak, LLC, as Operating Advisor for the Rhino Portfolio 3 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fayette Pavilion Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Fayette Pavilion Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Fayette Pavilion Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Fayette Pavilion Mortgage Loan, Citibank, N.A., as Custodian for the Fayette Pavilion Mortgage Loan, BellOak, LLC, as Operating Advisor for the Fayette Pavilion Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Danbury Fair Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Danbury Fair Mall Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Danbury Fair Mall Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Danbury Fair Mall Mortgage Loan, Citibank, N.A., as Custodian for the Danbury Fair Mall Mortgage Loan, BellOak, LLC, as Operating Advisor for the Danbury Fair Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Danbury Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Medlock Crossing Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Medlock Crossing Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Medlock Crossing Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Medlock Crossing Mortgage Loan, Citibank, N.A., as Custodian for the Medlock Crossing Mortgage Loan, BellOak, LLC, as Operating Advisor for the Medlock Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Medlock Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Westwood Gateway II Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Westwood Gateway II Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Westwood Gateway II Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Westwood Gateway II Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Westwood Gateway II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westwood Gateway II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westwood Gateway II Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Euclid Apartments Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Euclid Apartments Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Euclid Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Euclid Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Euclid Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Euclid Apartments Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Euclid Apartments Mortgage Loan.

Dated: March 24, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)